SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                           FORM 8-K/A

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report                             May 31, 1996
(Date of earliest event reported)


                        ML MEDIA PARTNERS, L.P.
     (Exact name of Registrant as specified in its governing
                          instruments)


Delaware                         0-14871         13-3321085
(State or other jurisdiction of  (Commission     (I.R.S. Employer
incorporation or organization)   File Number)    Identification No.)




World Financial Center - South Tower
New York, New York                                10080-6114
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:(212) 236-6472

                               N/A

(Former name or former address, if change since last report)



Item 2.   Acquisition or Disposition of Assets.

On May 31, 1996, ML Media Partners, L.P. (the "Partnership") consummated the previously reported sale to Century Communications Corp. ("Century") of substantially all of the assets used in the operations of the Partnership's California cable television systems(the "Systems") serving the Anaheim, Hermosa Beach/Manhattan Beach, Rohnert Park/Yountville and Fairfield communities, pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 28, 1994, as amended, between the Partnership and Century.

The base purchase price for the Systems was $286 million, subject to certain adjustments, including a working capital adjustment, as provided in the Asset Purchase Agreement.

At the closing, the Partnership and Century entered into a letter agreement (the "Letter Agreement") with respect to certain matters. Pursuant to the Asset Purchase Agreement and the Letter Agreement, the Partnership deposited $5 million into an Indemnity Escrow Account and agreed to hold cash reserves of approximately $5.1 million pending the resolution of certain rate regulation and other matters relating to charges by the Partnership to its subscribers for cable service.

From the purchase price for the Systems, approximately $119.1 million was paid to Bank of America, as agent, to repay in full all outstanding indebtedness under the Amended and Restated Credit Agreement dated as of May 15, 1990, as amended, between the Partnership and the banks parties thereto. In addition to the $10.1 million discussed above, the Partnership intends to hold a significant amount in reserve to pay (or reserve for payment of) expenses and liabilities relating to the operations of the Systems prior to the sale as well as wind-down expenses, sale-related expenses, contingent obligations of the Systems and other debts and obligations of the Partnership including deferred fees and expenses owed to the General Partner of up to approximately $9.5 million. The amount and timing of distributions of the remaining proceeds from the sale of the Systems will be made in accordance with the terms of the Partnership's Partnership Agreement.

The Asset Purchase Agreement was attached as an exhibit to the Current Report on Form 8-K filed with respect to the execution of the Asset Purchase Agreement on November 28, 1994.



Item 7.(b) Financial Statements and Exhibits - Pro Forma
           Financial Information.


                    ML  MEDIA PARTNERS, L.P.
            PRO FORMA CONDENSED FINANCIAL STATEMENTS
                           (UNAUDITED)

The following unaudited Pro Forma Condensed Financial Statements give effect to the sale of the California Cable System, as described in Item 2 herein, as if such transaction had occurred as of (i) December 31, 1994 (the first day of fiscal year 1995) for the Pro Forma Condensed Statements of Operations and (ii) March 29, 1996 for the Pro Forma Condensed Balance Sheet. The Pro Forma Condensed Statements of Operations do not reflect a gain of approximately $155.8 million on the sale of the System's assets. In addition, the Pro Forma Condensed Statements of Operations reflect no interest earned on the sales proceeds. The Pro Forma Condensed Balance Sheet does not reflect the amount of any distributions to the Partners or other application (including payment of deferred fees and expenses owed to the General Partner) of the remaining proceeds from the sale which may be made in accordance with Registrant's Partnership Agreement.

The Pro Forma Condensed Financial Statements are based on historical financial information of Registrant for the periods referred to above. Pro Forma adjustments are described in the accompanying notes. The Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements, the notes thereto and the discussion of these transaction included in the Registrant's Form 10-K for the year ended December 29, 1995 and the Registrant's Form 10-Q for the quarter ended March 29, 1996, previously filed with the Securities Exchange Commission.

The Pro Forma Condensed Financial Statements are presented for informational purposes only and are not necessarily indicative of what the actual results of operations would have been had the transaction occurred as of the beginning of the respective periods referred to above, nor do they purport to indicate the results of future operations of Registrant. In the General Partner's opinion, all adjustments necessary to present fairly such Pro Forma Condensed Financial Statements have been made.

                      ML MEDIA PARTNERS, L.P.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        AS OF MARCH 29, 1996
                            (UNAUDITED)

                                        Pro Forma
                       Historical      Adjustments       Pro Forma
ASSETS:
Cash and cash
equivalents           $ 45,541,921   $282,000,000  1    $208,393,421

                                     (119,148,500) 2
Accounts Receivable,
net                     10,732,967     (1,545,376) 3       9,187,591
Prepaid expenses and
other assets             4,229,068     (1,788,155) 3       2,440,913
Property plant and
equipment, net          70,482,506    (47,478,966) 3      23,003,540
Intangible assets,
net                     77,138,318    (40,947,242) 3      36,191,076

Total Assets          $208,124,780      $ 71,091,761    $279,216,541



(Continued on following page).

                      ML MEDIA PARTNERS, L.P.
                 PRO FORMA CONDENSED BALANCE SHEET
                        AS OF MARCH 29, 1996
                            (UNAUDITED)

                                        Pro Forma
                        Historical     Adjustments       Pro Forma
LIABILITIES AND
PARTNERS' DEFICIT
Liabilities:
Borrowings             $ 182,446,928   $(119,148,500)2   $ 63,298,428

Accounts payable and
other liabilities         29,256,441       (595,376) 3     63,661,065
                                          35,000,000 4

Total Liabilities        211,703,369     (84,743,876)     126,959,493

Partners'
(Deficit)/Capital:
General Partner:
Capital
contributions, net
of offering expenses
and distribution          1,632,342                -        1,632,342
Cumulative
(loss)/income           (1,605,210)       1,558,357  5        (46,853)

                             27,132       1,558,357         1,585,489
Limited Partners:
Capital
contributions, net
of offering expenses
and distributions
(187,994) units of
Limited Partnership
Interest)               155,309,931                -     155,309,931
Cumulative
(loss)/income         (158,915,652)      154,277,280 5    (4,638,372)

                        (3,605,721)      154,277,280     150,671,559

Total Partners'
(Deficit)/Capital       (3,578,589)      155,835,637     152,257,048

Total Liabilities and
Partners'
(Deficit)/Capital     $ 208,124,780    $  71,091,761    $279,216,541


See Notes to Pro Forma Condensed Financial Statements
(Unaudited).

                      ML MEDIA PARTNERS, L.P.
            PRO FORMA CONDENSED STATEMENT OF OPERATIONS
         FOR THE THIRTEEN WEEK PERIOD ENDED MARCH 29, 1996
                            (UNAUDITED)

                                        Pro Forma
                       Historical      Adjustments      Pro Forma
Revenues:
Operating revenues      $25,302,021  $14,413,909  3      $10,888,112

Interest                     50,847          -                50,847

Total revenues           25,352,868   14,413,909          10,938,959

Expenses:
General and
administrative            5,364,409    3,188,196  3        2,176,213
Property operating        8,799,752    4,860,831  3        3,938,921
Interest                  4,255,642    2,859,671  3        1,395,971
Management fees             377,858       75,219  6          302,639
Depreciation and
amortization              7,769,657    4,490,861  3        3,278,796

Total expenses           26,567,318   15,474,778          11,092,540

Net Loss               $(1,214,450)  $(1,060,869) 3      $  (153,581)


Per Unit of Limited
Partnership
Interest:

Net Loss               $     (6.40)                     $      (.81)

Number of Units             187,994                          187,994


See Notes to Pro Forma Condensed Financial Statements
(Unaudited).

                      ML MEDIA PARTNERS, L.P.
            PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 29, 1995
                            (UNAUDITED)

                                        Pro Forma
                       Historical      Adjustments      Pro Forma
Revenues:
Operating revenues      $109,214,031   $57,115,752 3     $52,098,279
Interest and other           309,379      (22,802) 3         332,181
Gain on sale of WREX
                           8,838,248               -       8,838,248
Gain on sale of KATC
                          13,958,206               -      13,958,206
Total revenues           132,319,864      57,092,950      75,226,914

Expenses:
General and
administrative
and other                  22,457,523   10,567,360  3      11,890,163
Property operating         39,301,436   19,625,610  3      19,675,826
Interest                   19,417,987   11,922,791  3       7,495,196
Management fees             1,566,245      300,874  6       1,265,371
Depreciation and
amortization               28,086,433   17,989,682  3      10,096,751

Total expenses            110,829,624   60,406,317         50,423,307

Net Income/(Loss)        $ 21,490,240  $(3,313,367)       $24,803,607

Per Unit of Limited
Partnership Interest

Net Income              $     113.17                     $    130.62

Number of Units              187,994                         187,994



See Notes to Pro Forma Condensed Financial Statements
(Unaudited).



                     ML MEDIA PARTNERS, L.P.
        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                           (UNAUDITED)


The Pro Forma adjustments reflect the sale of substantially all of the assets used in the operations of the Systems. The Pro Forma Condensed Financial Statements reflect the above transaction as if it had occurred at the end of the period for purposes of the Pro Forma Condensed Balance sheet dated March 29, 1996 and the beginning of the fiscal year 1995 for the Pro Forma Condensed Statements of Operations for the thirteen week period ended March 29, 1996 and the year ended December 29, 1995.

The pro forma adjustments for the above transactions are codified as indicated and are as follows:

(1)  To reflect the receipt of net proceeds of approximately
     $282.0 million from the sale of the assets of the Systems.

(2) To reflect the payment of approximately $119.1 million of bank indebtedness secured by the assets of the Systems.

(3) To reflect the disposal of the assets of the Systems as well as the elimination of the Systems' operations.

(4) To reflect the accrual of estimated contingent costs related to the sale of the Systems.

(5) To reflect the resultant gain of $155.8 million from the sale of the assets of the Systems through Partners'
     (Deficit)/Capital.

(6)  To reflect the reduction of management fees to the General
     Partner as a result of the sale of the Systems.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ML MEDIA PARTNERS, L.P.

                              By: Media Management Partners,
                                  its general partner

                              By: RP Media Management,
                                  a general partner

                              By: IMP Media Management Inc.
                                  its managing general partner

                              By: /s/Elizabeth McNey Yates
                                     Elizabeth McNey Yates
                                     Vice President

Dated: June 14, 1996